UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 6, 2026
Republic Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5353 East City North Drive
Phoenix,	Arizona	85054
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	RSG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On August 6, 2026, Republic Services, Inc. (the Company) issued a press release containing information about the Company’s financial results for the three and six months ended June 30, 2026. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
Updated Full-Year 2026 Financial Guidance
Our guidance is based on current economic conditions.
The Company expects full-year revenue to be in a range of $17,200 million to $17,300 million.
Net income attributable to Republic Services, Inc. is expected to be in a range of $2,210 million to $2,220 million for 2026. The Company raised its full-year adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization ("adjusted EBITDA") guidance and expects it to be in a range of $5,525 million to $5,550 million. Adjusted EBITDA consists of net income, plus provision for income taxes, which is expected to be in a range of $530 million to $535 million, plus interest expense, net, which is expected to be $605 million, plus depreciation, depletion, amortization and accretion, which is expected to be in a range of $2,000 million to $2,010 million, plus loss from unconsolidated equity method investments, which is expected to be $190 million, plus other income, net, which is expected to be $30 million, plus restructuring charges, which is expected to be $20 million.
We believe adjusted EBITDA provides an understanding of operational activities before the financial impact of certain items. We use this measure, and believe investors will find it helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges, costs and recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Our definition of adjusted EBITDA may not be comparable to similarly titled measures presented by other companies.
Diluted earnings per share is expected to be in a range of $7.18 to $7.23 for the full year. The Company updated its adjusted diluted earnings per share guidance for 2026 and expects it to be in a range of $7.23 to $7.28. Adjusted diluted earnings per share excludes the impact of restructuring charges.
We believe adjusted diluted earnings per share provides an understanding of operational activities before the financial impact of certain items. We use this measure, and believe investors will find it helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges, costs, and recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Our definition of adjusted diluted earnings per share may not be comparable to similarly titled measures presented by other companies.
Cash provided by operating activities is expected to be in a range of $4,485 million to $4,560 million for the full year. Adjusted free cash flow for 2026 is expected to be in a range of $2,540 million to $2,575 million. Adjusted free cash flow consists of cash provided by operating activities, less property and equipment received, which is expected to be in a range of $1,970 million to $2,010 million, plus proceeds from the sale of property and equipment of approximately $10 million, and is exclusive of cash paid for restructuring activities of approximately $15 million, net of tax.
We believe adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain expenditures or recoveries. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary expenditures because it excludes certain expenditures that are required or to which we have committed, such as debt service requirements and dividend payments. Our definition of adjusted free cash flow may not be comparable to similarly titled measures presented by other companies.
For a reconciliation of adjusted EBITDA to net income attributable to Republic Services, Inc. guidance, adjusted diluted earnings per share to diluted earnings per share guidance and adjusted free cash flow to cash provided by operating activities guidance, see page 13 and page 14 of the press release included as Exhibit 99.1 hereto.
Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking information about the Company that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements include information about the Company's plans, strategies, and expectations of future financial performance and prospects. Forward-looking statements are not guarantees of performance.

These statements are based upon the current beliefs and expectations of the Company's management and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, such expectations may not prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are the impacts of the overall global economy and changing interest rates, impacts from international trade restrictions and tariffs, the Company's ability to effectively integrate and manage companies it acquires, and to realize the anticipated benefits of any such acquisitions, the impact of prolonged work stoppages or other labor disruptions, the amount of the financial contribution of the Company's sustainability initiatives, acts of war, riots or terrorism, and the impact of these acts on economic, financial and social conditions in the United States, as well as the Company's dependence on large, long-term collection, transfer and disposal contracts. More information on factors that could cause actual results or events to differ materially from those anticipated is included from time to time in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025, particularly under Part I, Item 1A – Risk Factors. Additionally, new risk factors emerge from time to time and it is not possible for the Company to predict all such risk factors, or to assess the impact such risk factors might have on its business. The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release of Republic Services, Inc. issued August 6, 2026 to announce the financial results for the three and six months ended June 30, 2026.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC SERVICES, INC.

Date:	August 6, 2026	By:	/s/ BRIAN DELGHIACCIO
Brian DelGhiaccio
Executive Vice President, Chief Financial Officer (Principal Financial Officer)

Date:	August 6, 2026	By:	/s/ ELYSE M. CARLSEN
Elyse M. Carlsen
Vice President and Chief Accounting Officer (Principal Accounting Officer)

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